UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2009

YANKEE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-141699-05	20-8304743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 YANKEE CANDLE WAY

SOUTH DEERFIELD,

MASSACHUSETTS 01373

(413) 665-8306

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2009, the Board of Managers of YCC Holdings LLC (“YCC Holdings”) and the Boards of Directors of Yankee Holding Corp.(“Holding Corp.”), a wholly owned subsidiary of YCC Holdings, and The Yankee Candle Company, Inc. (the “Company”), a wholly owned subsidiary of Holding Corp., approved a plan of transition whereby Harlan M. Kent, the current President and Chief Operating Officer of the Company, was appointed President and Chief Executive Officer of the Company, and of YCC Holdings, Holding Corp. and all subsidiaries of the Company, such appointment to be effective as of October 1, 2009 subject to the terms and conditions of the employment agreement between the Company and Mr. Kent described below.

Mr. Kent will succeed Craig W. Rydin, the current Chairman and Chief Executive Officer of the Company. Mr. Rydin will continue to serve as CEO until October 1, 2009, at which time he will be named Executive Chairman of the Board of Directors of the Company. Mr. Rydin will serve in that capacity until October 1, 2010, at which time he will become Non-Executive Chairman of the Board of the Company.

The Board of Directors authorized the Company to enter into employment agreements with both Mr. Rydin and Mr. Kent with respect to the above transition.

The terms and conditions of the Company’s compensatory arrangement with Mr. Kent with respect to his appointment as Chief Executive Officer are included in the Employment Agreement dated as of March 4, 2009 by and between the Company and Mr. Kent, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference (the “Kent Agreement”). Mr. Kent’s compensation arrangement includes (i) an annual base salary of $650,000 per annum for the period beginning March 1, 2009 through September 30, 2009, $700,000 per annum for the period beginning October 1, 2009 through February 28, 2010, and $750,000 per annum for the period beginning March 1, 2010 through December 31, 2010, and which shall be subject to annual review for increases thereafter, (ii) eligibility for an annual bonus in a target amount equal to 100% of his salary actually paid in the applicable fiscal year, subject to the terms and provisions of the Company’s Management Incentive Plan applicable to such fiscal year, (iii) receipt of 23,744 Class C equity units in YCC Holdings effective as of October 1, 2009, 20% of which units shall be vested as of the date of grant and the remainder of which shall vest on a daily basis over a four year period, such grant to be subject to the terms and conditions of YCC Holdings’ 2007 Incentive Equity Plan and (iv) potential severance payments pursuant to the Company’s Executive Severance Agreement. The 2007 Incentive Equity Plan and forms of the Company’s Management Incentive Plans and Executive Severance Agreement have been previously filed with the Securities and Exchange Commission and are incorporated herein by reference. Nothing contained in the foregoing summary shall in any way modify or supercede the terms and conditions of the Kent Agreement.

The terms and conditions of the Company’s compensatory arrangement with Mr. Rydin with respect to the above transition are included in the Amended and Restated Employment

Agreement dated as of March 4, 2009 by and between the Company and Mr. Rydin, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference (the “Rydin Agreement”). Mr. Rydin’s revised compensation arrangement includes (i) an annual base salary of $880,000 per annum for the period beginning March 1, 2009 through September 30, 2009, $600,000 per annum for the period beginning October 1, 2009 through September 30, 2010 (the “Executive Chair Term”), and $200,000 per annum for the period beginning October 1, 2010 through the end of the “Non-Executive Term” (as defined in the Rydin Agreement”), and (ii) eligibility for an annual bonus in a target amount equal to $880,000 with respect to fiscal year 2009 and $375,000 with respect to fiscal year 2010, each subject to the terms and provisions of the Company’s Management Incentive Plan applicable to such fiscal year. In addition, the Rydin Agreement provides that so long as Mr. Rydin does not voluntarily resign his employment without Good Reason (as defined in the Rydin Agreement) or is not terminated for Cause prior to expiration of the Executive Chair Term, then with respect to the Class B Common Units of YCC Holdings purchased by Mr. Rydin pursuant to the Class B Executive Unit Purchase Agreement between Mr. Rydin and YCC Holdings dated as of February 6, 2007: (a) for vesting purposes, Mr. Rydin shall be treated as having remained continuously employed through (but not beyond) December 31, 2010, whether or not his employment continues until, or beyond, December 31, 2010, and (b) YCC Holdings’ repurchase option shall not be applicable to Mr. Rydin’s vested units. The Rydin Agreement also amends Mr. Rydin’s existing Executive Severance Agreement to reduce the potential severance payments thereunder beginning in the Executive Chair Term, all as more fully set forth therein. Nothing contained in the foregoing summary shall in any way modify or supercede the terms and conditions of the Rydin Agreement.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2009

YANKEE HOLDING CORP. (Registrant)

/s/ Craig W. Rydin
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement dated as of March 4, 2009 by and between the Company and Harlan M. Kent

99.2	Amended and Restated Employment Agreement dated as of March 4, 2009 by and between the Company and Craig W. Rydin